UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2012

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 24, 2012, Old National Bancorp ("ONB") and Indiana Community Bancorp ("ICB") entered into an Agreement and Plan of Merger which was amended on August 28, 2012 (the "Merger Agreement"). Pursuant to the Merger Agreement, ICB will merge with and into ONB whereupon the separate corporate existence of ICB will cease and ONB will survive (the "Merger"). Simultaneous with the Merger, Indiana Bank and Trust Company, an Indiana chartered commercial bank and wholly owned subsidiary of ICB, will be merged with and into Old National Bank, a national banking association and wholly owned subsidiary of ONB, with Old National Bank as the surviving bank (the "Bank Merger"). The Merger Agreement is described in more detail in ONB’s Current Report on Form 8-K dated January 25, 2012.

ONB previously reported on its Current Report on Form 8-K dated August 28, 2012, that it had received regulatory approval of the Merger from the Board of Governors of the Federal Reserve System. On September 7, 2012, ONB received the approval from the Office of the Comptroller of the Currency of the Bank Merger. The Merger and Bank Merger are expected to close on September 15, 2012, subject to the satisfaction of customary closing conditions.

Under the terms of the Merger Agreement, ICB shareholders will receive 1.90 shares of ONB common stock for each share of ICB common stock held by them. As provided in the Merger Agreement, the exchange ratio is subject to certain adjustments (calculated prior to closing) under circumstances where the consolidated shareholders' equity of ICB is below a specified amount, the loan delinquencies of ICB exceed a specified amount or the credit mark for certain "Special Loans" of ICB (as defined in the merger agreement) falls outside a specified range. The exchange ratio has been finally determined to be 1.9455 under the Merger Agreement. No adjustments to the exchange ratio were required as a result of the shareholders' equity or delinquent loan levels. However, the credit mark for the Special Loans as finally determined under the Merger Agreement was $29,980,310 resulting in the exchange ratio being increased to 1.9455.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing and completion of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger not being realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and ICB’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); the ability of ONB or ICB to execute their respective business plans (including the proposed acquisition of ICB); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either ONB’s or ICB’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Report and other factors identified in ONB’s and ICB’s Annual Reports on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this Report, and neither ONB nor ICB undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

September 11, 2012	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: EVP, Chief Legal Counsel and Corporate Secretary